Exhibit 99.1

Altamira Bio, Inc. Formerly TSO Development Corp. A wholly owned subsidiary of Coronado Biosciences November 2014

Forward - Looking Statements Statements in this presentation that are not descriptions of historical facts are forward - looking statements within the meaning of the “ safe harbor ” provisions of the Private Securities Litigation Reform Act of 1995. We have attempted to identify forward - looking statements by terminology including “ anticipates, ” “ believes, ” “ can, ” “ continue, ” “ could, ” “ estimates, ” “ expects, ” “ intends, ” “ may, ” “ plans, ” “ potential, ” “ predicts, ” “ should, ” or “ will ” or the negative of these terms or other comparable terminology. Forward - looking statements are based on management ’ s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from those currently anticipated are risks relating to: our growth strategy; results of research and development activities; uncertainties relating to preclinical and clinical testing; our dependence on third party suppliers; our ability to obtain, perform under and maintain financing and strategic agreements and relationships; our ability to attract, integrate, and retain key personnel; the early stage of products under development; our need for substantial funds; government regulation; patent and intellectual property matters; competition; as well as other risks described in our SEC filings. We expressly disclaim any obligation or undertaking to update or revise any statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances after the date of this presentation. 2

Altamira’s Mission Altamira Bio, Inc. is a biotechnology company dedicated to developing Trichuris suis Ova (TSO), a novel immune modulator, for pediatric immune - mediated conditions with autism being the lead indication 3

Immune - mediated Disease Prevalence versus Helminths Exposure 4 High Moderate Low Immune - mediated diseases more common in developed world Helminths exposure more common in the developing world

Hygiene Hypothesis Science 5 Helminth exposure encourages immune regulation Elliott & Weinstock , Ann NY Acad Sci , 2012

About Us 6 Science Focus » Treat immune - mediated diseases based on the science of the “Hygiene Hypothesis” Patient Focus » Pediatric immune - mediated conditions with autism being the lead indication Disease Focus » Autism Spectrum Disorder (ASD) » Atopic Dermatitis (AD) » Celiac Disease Proprietary Position » Only helminthic therapy in clinical trials Leadership » Experienced management team and board of directors

Deep Knowledge of the Biotech World 7 Lucy Lu, MD » EVP and CFO of Coronado Biosciences since 2012 » Therapeutic lead of the Autism program at Coronado » Former Senior Analyst at Citi Investment Research » Over 10 years of biotech equity research experience George Avgerinos, PhD » SVP of biologics manufacturing at Coronado » Former Divisional VP, Global Process and Manufacturing Sciences, Abbvie » Over 30 years experience in biopharmaceutical process development including Humira ™ process and manufacturing Lindsay Rosenwald , MD » Chairman and CEO of Coronado Biosciences » Prolific and successful investor in the life sciences industry for over 20 years previously as Chairman of Paramount BioCapital , Inc. » Co - Portfolio Manager and Partner of Opus Point Partners

What is TSO ( Trichuris suis ova)? » Oral administration with no odor or taste » No systemic phase and no direct transmission » Transient exposure in humans » Non - human parasite and cannot multiply in human host 8 Biologic comprising the microscopic eggs of the porcine whipworm CHARACTERISTICS

TSO History 9 What did we learn from the Crohn’s disease experience? Phase II Data 4Q2013 Crohn’s disease Result Two Phase 2 studies failed Decision Investment in Crohn’s was discontinued due to competitive landscape Safety Database 500 patients Signal of activity/effect » Subset of patients with higher disease activity had an improvement » Biological response on biomarkers showed a dose - dependent trend

Moving Forward 10 Shift focus to immune - mediated diseases in children Phase II Data 4Q2013 Crohn’s Disease Autism (ASD) Trial Started May 2014 » Affects 1 in 68 children » Costs society $236 billion per year » No FDA approved medicine for core symptoms Atopic Dermatitis (AD) Pilot Trial to start in 2015 » Affects 10.7% of children » Current therapies have undesirable side effects » Large unmet need for long - term treatment of pediatric patients Celiac Disease Pilot Trial to start in 2015 » 1% of the US population » In past 35 years prevalence doubled every 15 years » No FDA approved therapy X

Autism Spectrum Disorder (ASD) 11 Most significant unmet medical need Description A complex neurodevelopmental disorder of early childhood onset characterized by deficits in social communication and restricted interests and repetitive behaviors » Many patients also have difficult behaviors such as hyperactivity, impulsivity, aggression and self - injury Treatment Antipsychotics approved for irritability, but with serious side effects » No drugs approved for core symptoms Competitive Landscape Lack of drug - able targets creates high barrier for entry » Minimal pipeline suggests little competition for years

Is Autism an Immune Mediated Disease? 12 Current or Past GI Issues with Low Level Inflammation Maternal Autoimmune Diagnosis Brain Inflammation Peripheral Immune Abnormalities Abnormal Gut Microbiome * Publications available

TSO for Pediatric Autism A multi - center, randomized, double - blind, placebo - controlled, crossover study designed to evaluate the safety and efficacy of TSO in pediatric ASD patients 13 16 Weeks Patients receive either TSO or placebo once every 2 weeks 4 Weeks Washout 16 weeks Opposite treatment Primary endpoint Cross - over Initiated May 2014 Number of Subjects 20 in the age range of 5 to 17* Primary Endpoint Aberrant Behavior Checklist – Irritability subscale (ABC - I) Secondary Endpoint Children’s Yale - Brown Obsessive Compulsive Scale Modified for Pervasive Developmental Disorders (CYBOCS - PDD) * Number of patients will increase to sufficient size for efficacy detection upon successful financing

How do we maximize efficacy signal detection in the ASD trial? Potential Hurdle Our Mitigation Strategies Placebo response » Select experienced sites and conduct ongoing training » Enroll patients with behavior issues Rater variability » Require same caretaker and rater for assessments » Include additional monitoring Heterogeneous patient population » Select patients with likely immune dysregulation » History of macrocephaly, OR » History of chronic GI issues, OR » Diagnosis of maternal/patient immune - mediated diseases 14 In - depth understanding of critical success factors in ASD trials

Atopic Dermatitis (AD) 15 Large unmet need in long - term treatment of pediatric patients Description A chronic relapsing, inflammatory, pruritic disease of the skin resulted from a combination of skin barrier dysfunction and immunodeviation . Population C ommonly appears in infancy and persists into adulthood Treatment » Topical steroids and Calcineurin inhibitors » Systemic immunosuppressants Status Designing a proof - of - concept study to start in 2015

Celiac Disease 16 Objective histological and serological endpoints Description An autoimmune disorder of the small intestine triggered by dietary gluten, a form of protein found in some grains Population Children to adults Treatment Gluten avoidance (Difficult for school - aged children and adolescents) Status Designing a proof - of - concept study to start in 2015

The Future » The only helminthic therapy in clinical development » Focused on large markets with unmet need » Experienced management and board of directors 17 A company focused on pediatric immune - mediated diseases Autism (ASD) Study Started May 2014 Atopic Dermatitis Pilot Trial to start in 2015 Celiac Disease Pilot Trial to start in 2015

Altamira Bio, Inc. Formerly TSO Development Corp. A wholly owned subsidiary of Coronado Biosciences THANK YOU!!!